EXHIBIT 10.14


                            CUNNINGHAM GRAPHICS, INC.
                                  629 GROVE ST.
                             JERSEY CITY, N.J. 07310

Mr. Evan Lam
Workable Co., Ltd.
Unit 1, 1/F., Tak King Ind. Building
27 Lee Chung Street
Chai Wan, Hong Kong

Mr. Peter Furlonge
Roda Print Concepts Limited
29-33 Choumert Grove
London, SE15 4RB
England

Gentlemen:

     The purpose of this letter is to outline the terms of a proposed Joint Marketing and Technology License Agreement ("Joint Marketing Agreement") by and among Cunningham Graphics, Inc. ("Cunningham"), Roda Print Concepts Limited ("Roda") and Workable Co., Ltd. ("Workable", and together with Cunningham and Roda, each a "Party" and collectively, the "Parties"). Pending the negotiation and execution of a more formal agreement the Parties intend to conduct their joint activities within the framework of this letter.

     Each of the Parties is engaged in the business of printing time-sensitive research reports and other materials for international investment banking and investment research firms and other financial institutions. Each of the Parties presently performs work for customers which have operations in the markets served by the other Parties. In some of such cases, the customers are utilizing the services of firms other than the Parties to this letter agreement. A principal objective of the Joint Marketing Agreement will be the promotion of cross-selling arrangements among the Parties.

     A second objective of the Joint Marketing Agreement will be to formalize the Parties' understanding with respect to the "World Research Link" (also known as "WRL").

     More specifically, the interim understanding of the Parties is, and the Joint Marketing Agreement shall provide, as follows:


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     1. Cross-Selling.

          (a) The Parties shall designate targeted firms, which are already a customer of one or more of the Parties, to which another Party's printing and document management and distribution services shall be marketed.

          (b) In the event that a Party derives new business from such marketing activities, the Party shall pay a commission to the referring firm in such amount as shall be determined and agreed upon by the Parties based upon profitability. It is anticipated that such commissions will be in the range of 2% - 5% of net sales, based upon actual receipts of payment. The commissions will be payable on a monthly basis within ten (10) days following the close of each month. The commissions will be payable over the term of the Joint Marketing Agreement.

          (c) Each Party shall be entitled to audit the other Parties' accounts receivable up to two (2) times per calendar year in order to verify the amount of commissions which are payable.

          (d) In their cross-selling activities the Parties agree not to disclose any pricing grids or formulae or any confidential information of another Party without such Party's written consent.

          (e) Prices quotes to a targeted cross-selling customer shall be good for one year and not subject to increases, except for increases in the cost of materials.

          (f) All billing must be in accordance with customers' specifications.

     2. World Research Link

          (a) Each of Roda and Workable acknowledges that Cunningham is the sole owner of the intellectual property rights in the names "World Research Link" and "WRL" including, but not limited to trademarks and the goodwill associated therewith and any logos which may be developed with respect thereto (collectively, the "Licensed Rights").

          (b) As long as this letter agreement (as superseded by the Joint Marketing Agreement) remains in effect, each of Roda and Workable shall be entitled to use the Licensed Rights solely in connection with the joint marketing activities provided for hereunder and the data transmission activities described in the following paragraph. Neither Roda nor Workable shall use the Licensed Rights in connection with any other activity' provided, however that the Licensed Rights may be used in connection with the

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independent  marketing  activities of each of Roda and Workable,  subject to the prior written approval of Cunningham.

          (c) Prior to this date, the Parties have developed a process for the transmission to one another of proprietary data files of their respective customers for the purpose of facilitating the contemporaneous production and distribution of time-sensitive financial research reports on an international basis. The Parties shall market the availability of this service as a part of their cross-selling activities and their individual marketing plans; provided, however, use of the Licensed Rights in any marketing materials shall be subject to the prior written approval of Cunningham.

          (d) Communication costs incidental to services associated with the "World Research Link" shall be borne by the Party receiving copy.

          (e) Each of the Parties shall seek to identify new participants in the "World Research Link" in other international financial markets.

          (f) The Parties shall develop an annual budget to market the activities associated with the Licensed Rights. Such marketing activities shall be coordinated by Cunningham. Each Party shall pay 1/3 of the budgeted expenses.

     3. Confidentiality. Each Party agrees to hold in confidence all "Confidential Information" which it obtains from the other Parties with respect to their independent businesses and shall cause their respective management, sales and marketing employees to execute appropriate confidentiality agreements. As used herein "Confidential Information" means any and all financial, operational, technical, commercial and other information which is not in the "Public Domain" (as defined below) concerning the business and affairs of a Party that has been or may hereafter be provided by a Party to another Party in connection with their joint activities provided for herein.

          "Public Domain" shall mean information made available to the public by a Party, including, without limitation, the following:

          (i) Information which at the time of disclosure pursuant to this agreement or the Joint Marketing Agreement had previously been published by, revealed in trade journals or filed with any governmental agency by a Party;

          (ii) Information which while this agreement or the Joint Marketing Agreement is in effect is published or revealed in trade journals by a Party or filed with any governmental agency; and

          (iii) Information which is obtained by a Party from a third party who is lawfully in possession of such information and not in violation of any contractual, legal or fiduciary obligation to the Party to which the information pertains with respect to the disclosure of such information.

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     4. Most-Favored  Nation. Each Party agrees not to offer services to promote or enter into any form of joint venture or marketing alliance with any other printing company with regard to the production of financial research reports or other printing or document production and management services without the prior written consent of the other Parties hereto.

     5. On-Going Disclosure. Each Party agrees to disclose to the others any material adverse changes in its financial condition or operations.

     6. Termination Rights. The Parties' joint activities pursuant to this letter agreement shall terminate on May 1, 1998 if the Joint Marketing Agreement has not been executed and delivered by that date, unless said deadline is extended by agreement of all the Parties in writing. Cunningham shall have the right to terminate this letter agreement in the event of a breach by another Party of the provisions of paragraphs 2(b) or 2(c).

     7. Term. The Joint Marketing Agreement shall have a term of three (3) years.

     8. Representations and Warranties. Each Party represents and warrants to the other Parties that it has the absolute and unrestricted right, power, authority and capacity to execute and deliver this letter agreement and to perform its obligations hereunder. Each Party further represents and warrants to the other Parties that this letter agreement constitutes its legal, valid and binding obligation and is enforceable against it in accordance with its terms.

     9. Governing Law. This letter agreement and the Joint Marketing Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey and applicable laws of the United States of America.

     10. Arbitration of Disputes. Any disputes arising in connection with this letter agreement or the Joint Marketing Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said Rules. The place of arbitration shall be New York, New York, and the language of the arbitration shall be English. The parties waive any objection to an arbitrator having the same nationality as one of the parties. Judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction.

     If you are in agreement with the foregoing terms and conditions of the interim arrangements among the Parties and the expression of intent regarding the terms and conditions of the Joint Marketing Agreement, please so acknowledge where provided below and return a signed copy of this letter to the undersigned.

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     The acknowledgment may be signed in counterparts.


                                                   Very truly yours,

                                                   CUNNINGHAM GRAPHICS, INC.

                                                   By:__________________________
                                                        Michael Cunningham
                                                        President

ACKNOWLEDGED AND AGREED TO:

RODA PRINT CONCEPTS, LIMITED.

By:_________________________
     Peter Furlonge
     Managing Director

WORKABLE CO., LTD.

By:_________________________
     Evan Lam
     Principal



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